Exhibit 99.1

NEWS BULLETIN

RE: CLAIRE’S STORES, INC.

2400 WEST CENTRAL ROAD, HOFFMAN ESTATES, ILLINOIS 60192

CLAIRE’S STORES, INC. REPORTS FISCAL 2012

THIRD QUARTER RESULTS

CHICAGO, November 29, 2012. Claire’s Stores, Inc. (the “Company”) is one of the world’s leading specialty retailers of fashionable jewelry and accessories at affordable prices for young women, teens, tweens and kids. The Company today reported its financial results for the fiscal 2012 third quarter, which ended October 27, 2012.

Third Quarter Results

The Company reported net sales of $363.4 million for the fiscal 2012 third quarter, an increase of $7.4 million, or 2.1%, compared to the 2011 third quarter. The increase was attributable to new store sales and an increase in same store sales, partially offset by the effect of store closures and foreign currency translation effect of our non-U.S. store sales. Net sales would have increased 4.4% excluding the impact from foreign currency exchange rate changes.

Consolidated same store sales increased 2.4% in the 2012 third quarter, with North America same store sales increasing 2.0%, and Europe same store sales increasing 3.2%. Our 2012 fourth quarter consolidated quarter to date same store sales performance is in the positive mid-single digits. We compute same store sales on a local currency basis, which eliminates any impact from changes in foreign currency exchange rates.

Gross profit percentage decreased 90 basis points to 50.6% during the fiscal 2012 third quarter compared to 51.5% during the comparable prior year quarter. The decrease in gross profit percentage consisted of a 110 basis point decrease in merchandise margin, partially offset by a 20 basis point decrease in occupancy rate. The decrease in merchandise margin resulted primarily from an increase in markdowns and lower initial markups. The decrease in occupancy rate resulted primarily from the leveraging effect of an increase in same store sales.

Selling, general and administrative expenses decreased $2.2 million, or 1.8%, compared to the fiscal 2011 third quarter. As a percentage of net sales, selling, general and administrative expenses decreased 130 basis points compared to the prior year (120 basis points decrease excluding the effect of foreign currency exchange rate changes). Selling, general and administrative expenses would have increased $0.8 million excluding the effect of foreign currency exchange rate changes.

Adjusted EBITDA in the fiscal 2012 third quarter was $65.7 million compared to $62.6 million in the fiscal 2011 third quarter. Adjusted EBITDA would have been $67.4 million excluding the effect of foreign currency exchange rate changes. The Company defines Adjusted EBITDA as earnings before provision for income taxes, gain (loss) on early debt extinguishment, net interest expense, and depreciation and amortization. Adjusted EBITDA excludes severance, management fees, the impact of transaction-related costs and other non-recurring or non-cash expenses, and normalizing occupancy costs for certain rent-related adjustments. Net loss for the 2012 third quarter was $13.7 million. A reconciliation of net loss to Adjusted EBITDA is attached.

At October 27, 2012, cash and cash equivalents were $62.7 million, and there were no borrowings against the Company’s recently amended $115 million Revolving Credit Facility. In the 2012 third quarter, we paid in full $664.6 million of indebtedness under the Company’s senior secured term loan with the net proceeds from issuing additional Senior Secured First Lien Notes together with cash on hand. In addition, the Company replaced its existing senior secured revolving credit facility with the amended and restated $115 million five-year senior secured revolving credit facility.

The fiscal 2012 third quarter cash balance decrease of $67.8 million consisted of a positive impact of $65.7 million of Adjusted EBITDA and reductions for $52.0 million of cash interest, $40.5 million of repayment of indebtedness and payment of debt financing costs, $21.6 million from seasonal working capital use, $16.6 million of capital expenditures, and $2.8 million of tax payments and other cash items.

Store Count as of:	October 27, 2012	January 28, 2012	October 29, 2011

North America	1,939	1,953	1,959
Europe	1,149	1,118	1,088

Subtotal Company-Owned	3,088	3,071	3,047

Franchise and License	381	381	381

Total	3,469	3,452	3,428

Conference Call Information

The Company will host its third quarter conference call on November 30, 2012 at 10:00 am. (EDT). The call-in number is 210-839-8201 and the password is “Claires.” A replay will be available through December 30, 2012. The replay number is 866-403-8762 and the password is 6582. The conference call is also being webcast and archived until December 30, 2012 on the Company’s corporate website at http://www.clairestores.com, where it can be accessed by clicking on the “Events” link located under “Financial Information” for a replay or download as an MP3 file.

Company Overview

Claire’s Stores, Inc. is one of the world’s leading specialty retailers of fashionable jewelry and accessories at affordable prices for young women, teens, tweens and girls ages 3 to 27. The Company operates through its two store concepts: Claire’s® and Icing®. As of October 27, 2012, Claire’s Stores, Inc. operated 3,088 stores in North America and Europe. The Company also franchised or licensed 381 stores in Japan, the Middle East, Turkey, Greece, Guatemala, Malta, Ukraine, Mexico, India, Dominican Republic, El Salvador, Venezuela, and Panama. More information regarding Claire’s Stores is available on the Company’s corporate website at http://www.clairestores.com.

Forward-looking Statements

This press release contains “forward-looking statements” which represent the Company’s expectations or beliefs with respect to future events. Statements that are not historical are considered forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those factors include, without limitation: changes in consumer preferences and consumer spending; competition; our level of indebtedness; general economic conditions; general political and social conditions such as war, political unrest and terrorism; natural disasters or severe weather events; currency fluctuations and exchange rate adjustments; uncertainties generally associated with the specialty retailing business, such as decreases in mall traffic due to high gasoline prices or other general economic conditions; disruptions in our supply of inventory; inability to increase same store sales; inability to renew, replace or enter into new store leases on favorable terms; increase in our cost of merchandise; significant increases in our merchandise markdowns; inability to grow our store base in Europe or expand our international franchising operations; inability to design and implement new information systems or disruptions in adapting our information systems to allow for expansion into new geographic markets or grow our e-commerce sales; delays in anticipated store openings or renovations; uncertainty that definitive financial results may differ from preliminary financial results due to, among other things, final U.S. GAAP adjustments; results from any future asset impairment analysis; changes in applicable laws, rules and regulations, including changes in federal, state or local regulations governing the sale of our merchandise, particularly regulations relating to the content in our merchandise, general employment laws, including laws relating to overtime pay and employee benefits, health care laws, tax laws and import laws; product recalls; data or security breaches of confidential information; loss of key members of management; increases in the cost of labor; labor disputes; unwillingness of vendors and service providers to supply goods or services pursuant to historical customary credit arrangements; increases in the cost of borrowings; unavailability of additional debt or equity capital; and the impact of our substantial indebtedness on our operating income and our ability to grow. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from the Company’s forward-looking statements are included in the Company’s filings with the SEC, specifically as described in the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2012 filed with the SEC on April 4, 2012. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. The historical results contained in this press release are not necessarily indicative of the future performance of the Company.

Additional Information

Note: Other Claire’s Stores, Inc. press releases, a corporate profile and the most recent Form 10-K and Form 10-Q reports are available on Claire’s business website at: http://www.clairestores.com.

Contact Information

J. Per Brodin, Executive Vice President and Chief Financial Officer

Phone: (847) 765-1100, or E-mail, investor.relations@claires.com

CLAIRE’S STORES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS

OF OPERATIONS

(In thousands)

THIRD FISCAL QUARTER

	Three Months	Three Months
	Ended	Ended
	October 27, 2012	October 29, 2011
Net sales	$363,388	$356,000
Cost of sales, occupancy and buying expenses (exclusive of depreciation and amortization shown separately below)	179,583	172,505

Gross profit	183,805	183,495

Other expenses:
Selling, general and administrative	121,211	123,378
Depreciation and amortization	16,042	17,129
Severance and transaction-related costs	(29)	180
Other income, net	(3,234)	(1,840)

	133,990	138,847

Operating income	49,815	44,648
Gain (loss) on early debt extinguishment	(5,105)	3,986
Interest expense, net	54,042	43,543

Income (loss) before income tax expense	(9,332)	5,091
Income tax expense	4,398	3,193

Net (loss) income	$(13,730)	$1,898

YEAR TO DATE

	Nine Months	Nine Months
	Ended	Ended
	October 27, 2012	October 29, 2011
Net sales	$1,063,622	$1,060,993
Cost of sales, occupancy and buying expenses (exclusive of depreciation and amortization shown separately below)	531,452	519,246

Gross profit	532,170	541,747

Other expenses:
Selling, general and administrative	360,122	380,309
Depreciation and amortization	48,232	50,535
Severance and transaction-related costs	1,168	949
Other (income) expense, net	(2,654)	2,290

	406,868	434,083

Operating income	125,302	107,664
Gain (loss) on early debt extinguishment	(9,707)	4,468
Interest expense, net	149,943	134,113

Loss before income tax expense	(34,348)	(21,981)
Income tax expense	6,576	5,861

Net loss	$(40,924)	$(27,842)

CLAIRE’S STORES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	October 27, 2012	January 28, 2012
	(In thousands, except share and per share amounts)
ASSETS
Current assets:
Cash and cash equivalents and restricted cash of $0 and $4,350, respectively	$62,673	$174,374
Inventories	192,417	142,104
Prepaid expenses	18,880	20,010
Other current assets	30,667	25,423

Total current assets	304,637	361,911

Property and equipment:
Furniture, fixtures and equipment	223,919	207,620
Leasehold improvements	302,709	281,774

	526,628	489,394
Less accumulated depreciation and amortization	(317,103)	(281,874)

	209,525	207,520

Leased property under capital lease:
Land and building	18,055	18,055
Less accumulated depreciation and amortization	(2,483)	(1,805)

	15,572	16,250

Goodwill	1,550,056	1,550,056
Intangible assets, net of accumulated amortization of $55,662 and $49,270, respectively	543,840	549,768
Deferred financing costs, net of accumulated amortization of $24,922 and $55,818, respectively	43,249	33,025
Other assets	46,161	44,495

	2,183,306	2,177,344

Total assets	$2,713,040	$2,763,025

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities:
Trade accounts payable	$68,716	$60,704
Income taxes payable	4,889	10,228
Accrued interest payable	48,149	31,859
Accrued expenses and other current liabilities	94,160	104,525

Total current liabilities	215,914	207,316

Long-term debt	2,373,906	2,386,382
Obligation under capital lease	17,249	17,290
Deferred tax liability	119,404	120,452
Deferred rent expense	29,759	28,861
Unfavorable lease obligations and other long-term liabilities	21,745	25,020

	2,562,063	2,578,005

Commitments and contingencies

Stockholder’s deficit:
Common stock par value $0.001 per share; authorized 1,000 shares; issued and outstanding 100 shares	—	—
Additional paid-in capital	618,050	619,453
Accumulated other comprehensive loss, net of tax	(4,665)	(4,351)
Accumulated deficit	(678,322)	(637,398)

	(64,937)	(22,296)

Total liabilities and stockholder’s deficit	$2,713,040	$2,763,025

Net Income (Loss) Reconciliation to EBITDA and Adjusted EBITDA

EBITDA represents net income (loss) before provision for income taxes, gain (loss) on early debt extinguishment, interest income and expense, impairment and depreciation and amortization. Adjusted EBITDA represents EBITDA further adjusted to exclude non-cash and unusual items. Management uses Adjusted EBITDA as an important tool to assess our operating performance. Management considers Adjusted EBITDA to be a useful measure in highlighting trends in our business and in analyzing the profitability of similar enterprises. Management believes that Adjusted EBITDA is effective, when used in conjunction with net income (loss), in evaluating asset performance, and differentiating efficient operators in the industry. Furthermore, management believes that Adjusted EBITDA provides useful information to potential investors and analysts because it provides insight into management’s evaluation of our results of operations. Our calculation of Adjusted EBITDA may not be consistent with “EBITDA” for the purpose of the covenants in the agreements governing our indebtedness.

EBITDA and Adjusted EBITDA are not measures of financial performance under U.S. GAAP, are not intended to represent cash flow from operations under U.S. GAAP and should not be used as an alternative to net income (loss) as an indicator of operating performance or to cash flow from operating, investing or financing activities as a measure of liquidity. Management compensates for the limitations of using EBITDA and Adjusted EBITDA by using it only to supplement our U.S. GAAP results to provide a more complete understanding of the factors and trends affecting our business. Each of EBITDA and Adjusted EBITDA has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.

Some of the limitations of EBITDA and Adjusted EBITDA are:

•	EBITDA and Adjusted EBITDA do not reflect our cash used for capital expenditures;

•

Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and EBITDA and Adjusted EBITDA do not reflect the cash requirements for such replacements;

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital requirements;

•	EBITDA and Adjusted EBITDA do not reflect the cash necessary to make payments of interest or principal on our indebtedness; and

•	EBITDA and Adjusted EBITDA do not reflect extraordinary items and non-recurring expenses such as one-time write-offs to inventory and reserve accruals.

While EBITDA and Adjusted EBITDA are frequently used as a measure of operations and the ability to meet indebtedness service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

While management believes that these measures provide useful information to investors, the SEC may require that EBITDA and Adjusted EBITDA be presented differently or not at all in future filings we will make with the SEC.

CLAIRE’S STORES, INC. AND SUBSIDIARIES

ADJUSTED EBITDA

(UNAUDITED)

(In Thousands)

	Three Months Ended October 27, 2012	Three Months Ended October 29, 2011	Nine Months Ended October 27, 2012	Nine Months Ended October 29, 2011
Net (loss) income (a)	$(13,730)	$1,898	$(40,924)	$(27,842)
Income tax expense	4,398	3,193	6,576	5,861
Loss (gain) on early debt extinguishment	5,105	(3,986)	9,707	(4,468)
Interest expense	54,060	43,654	150,025	134,391
Interest income	(18)	(111)	(82)	(278)
Depreciation and amortization	16,042	17,129	48,232	50,535

Reported EBITDA	65,857	61,777	173,534	158,199
– stock compensation, book to cash rent, intangible amortization (b)	53	1,580	167	5,117
– management fee, consulting (c)	544	750	2,679	2,250
– other (d)	(706)	(1,491)	2,081	6,475

Adjusted EBITDA	$65,748	$62,616	$178,461	$172,041

a)	Fiscal 2011 includes a $(0.7) million gain and $1.5 million charge for the three and nine months ended October 27, 2011, respectively, to remeasure the Euro Loan at the period end foreign exchange rate.

b)	Includes: non-cash stock compensation expense, net non-cash rent expense, amortization of rent free periods, the inclusion of cash landlord allowances, and the net accretion of favorable (unfavorable) lease obligations and non-cash amortization of lease rights.

c)	Includes: the management fee paid to Apollo Management and Morgan Joseph Tri-Artisan Capital Partners, and non-recurring consulting expenses.

d)	Includes: non-cash losses on property and equipment associated with remodels, relocations and closures; non-cash loss on disposition of lease rights upon exiting certain European locations; costs, including third party charges and compensation, incurred in conjunction with the relocation of new employees; severance and transaction related costs; non-cash foreign exchange gains/losses resulting from intercompany transactions and remeasurements of U.S. dollar denominated cash accounts and foreign currency denominated debt of our foreign entities into their functional currency; and severance and transaction related costs. A majority of the fiscal 2011 adjustments is foreign exchange related.